EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95711) and in the Registration Statements on Forms S-8 (No. 333-76667, 333-76665, 333-93719, 333-93839, 333-79997, 333-68703,
333-52035, 333-24831, 333-00535, 033-59153) of Cypress Semiconductor Corporation
of our report dated January 26, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
March 8, 2000